UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2017

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

The disclosures contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K and Exhibits 10.1 through 10.3 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 1.02.

Termination of a Material Definitive Agreement

The disclosures contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K relating to the termination of the Goldman Credit Agreement and MidCap Loan are incorporated in this Item 1.02 by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit and Guaranty Agreement

Effective February 1, 2017, Vertex Energy, Inc. (“Vertex Energy”), Vertex Energy Operating, LLC (“Vertex Operating”), the wholly-owned subsidiary of Vertex Energy, which holds substantially all of Vertex Energy’s operating subsidiaries, and substantially all of Vertex Energy’s other operating subsidiaries, other than E-Source Holdings, LLC (“E-Source”)(collectively, Vertex Energy, Vertex Operating and Vertex Energy’s operating subsidiaries other than E-Source, the “Company”, “we”, “us” and “Vertex”), entered into a Credit Agreement (the “EBC Credit Agreement”) with Encina Business Credit, LLC as agent (the “Agent” or “EBC”) and Encina Business Credit SPV, LLC and CrowdOut Capital LLC as lenders thereunder (the “EBC Lenders”). Pursuant to the EBC Credit Agreement, and the terms thereof, the EBC Lenders agreed to loan us up to $20 million, provided that the amount outstanding under the EBC Credit Agreement at any time cannot exceed 50% of the value of the operating plant facilities and related machinery and equipment owned by us (not including E-Source), based on the most recent appraisal of such facilities.

A total of $12 million was loaned to us by the EBC Lenders on February 1, 2017 pursuant to the terms of the EBC Credit Agreement, and a total of an additional $8 million in funding may be requested by us from the EBC Lenders, from time to time, subject to the terms of the EBC Credit Agreement, and the conditions for lending set forth therein, subject to a minimum of $500,000, or a multiple of $100,000 above such amount, being requested at any time.

Amounts borrowed under the EBC Credit Agreement bear interest at 12%, 13% or 14% per annum, based on the ratio of (a) (i) consolidated EBITDA for such applicable period minus (ii) capital expenditures made during such period, minus (iii) the aggregate amount of income taxes paid in cash during such period (but not less than zero) to (b) the sum of (i) debt service charges plus (ii) the aggregate amount of all dividend or other distributions paid on capital stock in cash for the most recently completed 12 month period (which ratio falls into one of the three following tiers: less than 1 to 1; from 1 to 1 to less than 1.45 to 1; or equal to or greater than 1.45 to 1, which together with the value below, determines which interest rate is applicable) and average availability under the Revolving Credit Agreement (defined below) (which falls into two tiers: less than $2.5 million and greater than or equal to $2.5 million, which together with the calculation above, determines which interest rate is applicable), as described in greater detail in the EBC Credit Agreement (increasing by 2% per annum upon the occurrence of an event of default). Interest on amounts borrowed under the EBC Credit Agreement is payable by us in arrears, on the first business day of each month, beginning on the first business day of the first full month following the closing, together with required $75,000 monthly principal repayments. We also have the right to make voluntary repayments of the amount owed under the EBC Credit Agreement in amounts equal to or greater than $100,000, from time to time.

The EBC Credit Agreement terminates on February 1, 2020, on which date we are required to repay the outstanding balance owed thereunder and any accrued and unpaid interest thereon.

We agreed to pay the Agent certain fees in connection with the EBC Credit Agreement, including a fee equal to 0.5% of a portion of the undrawn portion of the EBC Credit Agreement per annum (equal to $30,000 at closing) and a termination fee, in the event the EBC Credit Agreement terminates prior to the maturity date thereof (or we reduce the amount available for loans thereunder), equal to 2% of the amount repaid (or the reduction in the amount available under the EBC Credit Agreement). Notwithstanding the above, during the period beginning six months prior to the maturity date and ending on the maturity date, no early termination fee is due if we provide prior written notice to Agent at least ninety (90) days prior to the applicable termination date.

The amounts borrowed under the EBC Credit Agreement are guaranteed by us and our subsidiaries, other than E-Source, pursuant to a Guaranty and Security Agreement (the “Guaranty and Security Agreement”), whereby we also pledged substantially all of our assets and all of the securities of our subsidiaries (other than E-Source) as collateral securing the amount due under the terms of the EBC Credit Agreement. We also provided EBC mortgages on our Marrero, Louisiana, and Columbus, Ohio facilities to secure the repayment of outstanding amounts and agreed to provide mortgages on certain other real property to be delivered post-closing.

We agreed to use the proceeds raised under the EBC Credit Agreement for working capital, capital expenditures, general corporate purposes and to refinance the Existing Credit Obligations (as defined below), and subject to the terms of the EBC Credit Agreement, to finance permitted acquisitions.

The EBC Credit Agreement contains customary representations, warranties and requirements for the Company to indemnify the EBC Lenders and their affiliates. The EBC Credit Agreement also includes various covenants (positive and negative) binding upon the Company, including, prohibiting us from undertaking acquisitions or dispositions unless they meet the criteria set forth in the EBC Credit Agreement, not incurring any capital expenditures in amount exceeding $3 million in any fiscal year that the EBC Credit Agreement is in place, and requiring us to maintain at least $2.5 million of average borrowing availability under the Revolving Credit Agreement (defined below) in any 30 day period.

We are required to repay the amounts borrowed under the EBC Credit Agreement in the event we complete any disposition of assets or securities, receive any funds in connection with any insurance proceeds, and/or upon the occurrence of certain other events, subject to certain exceptions described in the EBC Credit Agreement. Additionally, commencing with the first full fiscal month after which the initial principal amount of the loans advanced under the EBC Credit Agreement is equal to or greater than $17 million and for each fiscal quarter thereafter, we are required to prepay the amount due under the EBC Credit Agreement in an amount equal to 50% of our cash flow, less principal payments (including voluntary repayments) made under the EBC Credit Agreement, approved capital expenditures and certain other approved expenses.

The EBC Credit Agreement includes customary events of default for facilities of a similar nature and size as the EBC Credit Agreement, including if an event of default occurs under any agreement evidencing $500,000 or more of indebtedness of the Company; we fail to make any payment when due under any material agreement; subject to certain exceptions, any judgment is entered against the Company in an amount exceeding $500,000; and also provides that an event of default occurs if a change in control of the Company occurs, which includes if (a) Benjamin P. Cowart, the Company’s Chief Executive Officer, Chairman of the Board and largest shareholder and Chris Carlson, the Chief Financial Officer of the Company, cease to own and control legally and beneficially, collectively, either directly or indirectly, equity securities in Vertex Energy, Inc., representing more than 15% of the combined voting power of all securities entitled to vote for members of the board of directors or equivalent on a fully-diluted basis, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group of securities representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding securities of Vertex Energy, Inc., or (c) during any period of 12 consecutive months, a majority of the members of the board of directors of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (collectively “Events of Default”). An event of default under the Revolving Credit Agreement (defined below), is also an event of default under the EBC Credit Agreement.

Revolving Credit Facility with Encina Business Credit LLC

Effective February 1, 2017, Vertex Energy, Vertex Operating and substantially all of Vertex Energy’s operating subsidiaries, other than E-Source, entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”) with Encina Business Credit SPV, LLC as lender (the “Lender”) and EBC as the administrative agent. Pursuant to the Revolving Credit Agreement, and the terms thereof, the Lender agreed to loan us, on a revolving basis, up to $10 million, subject to the terms of the Revolving Credit Agreement and certain lending ratios set forth therein, which provide that the amount outstanding thereunder cannot exceed an amount equal to the total of (a) the lesser of (A) the value (as calculated in the Revolving Credit Agreement) of our inventory which are raw materials or finished goods that are merchantable and readily saleable to the public in the ordinary course of our business (“Eligible Inventory”), net of certain inventory reserves, multiplied by 85% of the appraised value of Eligible Inventory, or (B) the value (as calculated in the Revolving Credit Agreement) of Eligible Inventory, net of certain inventory reserves, multiplied by 65%, subject to a ceiling of $4 million, plus (b) the face amount of certain accounts receivables (net of certain reserves applicable thereto) multiplied by 85% (subject to adjustment as provided in the Revolving Credit Agreement); minus (c) the then-current amount of certain reserves that the Agent may determine necessary for the Company to maintain.

Amounts borrowed under the Revolving Credit Agreement bear interest, subject to the terms of the Revolving Credit Agreement, at the one-month LIBOR interest rate then in effect, subject to a floor of 0.25% (which interest rate is currently approximately 0.78% per annum), plus an additional 6.50% per annum (increasing by 2% per annum upon the occurrence of an event of default), provided that under certain circumstances amounts borrowed bear interest at the higher of (a) the “prime rate”; (b) the Federal Funds Rate, plus 0.50%; and (c) the LIBOR Rate for a one month interest period, plus 1.00%). Interest on amounts borrowed under the Revolving Credit Agreement is payable by us in arrears, on the first business day of each, beginning on the first business day of the first full month following the closing.

The Revolving Credit Agreement terminates on February 1, 2020, on which date we are required to repay the outstanding balance owed thereunder and any accrued and unpaid interest thereon.

We agreed to pay the Agent certain fees in connection with the Revolving Credit Agreement, including a commitment fee equal to 0.5% per annum, multiplied by the actual daily amount by which the amount outstanding under the Revolving Credit Agreement is less than the $10 million aggregate commitment thereunder during the immediately preceding quarter, payable monthly in arrears and a termination fee, in the event the Revolving Credit Agreement terminates prior to the maturity date thereof (or we reduce the amount available for loans thereunder), equal to 2% of the aggregate commitment amount (or the reduction in such amount) if terminated prior to the one year anniversary of our entry into the Revolving Credit Agreement, 1% of the aggregate commitment amount (or reduction in such amount) if terminated between the one year anniversary and two year anniversary of our entry into the Revolving Credit Agreement and 0.5% of the aggregate commitment amount (or reduction in such amount) if terminated after the two year anniversary of our entry into the Revolving Credit Agreement. Notwithstanding the above, during the period beginning six months prior to the maturity date and ending on the maturity date, no early termination fee is due if we provide prior written notice to Agent at least ninety (90) days prior to the applicable termination date.

We can request funds from time to time under the terms of the Revolving Credit Agreement, subject to us requesting a minimum of $500,000 ($100,000 upon certain events), or a multiple of $100,000 above such amount.

The amounts borrowed under the Revolving Credit Agreement are guaranteed by us and our subsidiaries other than E-Source pursuant to a separate Guaranty and Security Agreement, similar to the EBC Credit Agreement, described in greater detail above. We also provided the Lender mortgages on our Marrero, Louisiana, and Columbus, Ohio facilities to secure the repayment of outstanding amounts.

We agreed to use the proceeds raised under the Revolving Credit Agreement for working capital, capital expenditures, general corporate purposes and to refinance the Existing Credit Obligations (as defined below).

The Revolving Credit Agreement contains customary representations, warranties and requirements for the Company to indemnify the Lender and its affiliates. The Revolving Credit Agreement also includes various covenants (positive and negative) binding upon the Company, including, prohibiting us from undertaking acquisitions or dispositions unless they meet the criteria set forth in the Revolving Credit Agreement, not incurring any capital expenditures in amount exceeding $3 million in any fiscal year that the Revolving Credit Agreement is in place, and requiring us to maintain at least $2.5 million of average borrowing availability under the Revolving Credit Agreement in any 30 day period.

We are required to repay the amounts borrowed under the Revolving Credit Agreement in the event we complete any disposition of assets or securities, receive any funds in connection with any insurance proceeds, and/or in certain other events, subject to certain exceptions described in the Revolving Credit Agreement.

The Revolving Credit Agreement includes customary events of default for facilities of a similar nature and size as the Revolving Credit Agreement, including the same Events of Default as are described above under the description of the EBC Credit Agreement.

* * * * *

A total of $11,282,537 of the amount borrowed under the EBC Credit Agreement and Revolving Credit Agreement was used to repay amounts owed under (a) the Amended and Restated Credit and Guaranty Agreement dated as of January 29, 2016, by and among us, the other financial institutions party thereto as lenders, and Goldman Sachs Bank USA, as administrative agent for the lenders (the “Goldman Credit Agreement”), (b) that certain Loan and Security Agreement dated March 26, 2015 by and among us, the other borrowers and guarantors party thereto and Midcap Business Credit LLC, as the lender (the “Midcap Loan”) and (c) that certain Promissory Note dated January 29, 2016 in the original principal amount of $5,150,000 issued by Vertex Refining OH, LLC and payable to Fox Encore 05 LLC (collectively, “Existing Credit Obligations”), all of which have been repaid in full as of the date of this filing. Additionally, in connection with the repayment of such obligations, the Goldman Credit Agreement and Midcap Loan, and our right to borrow funds thereunder were terminated.

As of the date of this filing we have borrowed $12 million under the EBC Credit Agreement and owe approximately $884,000 under the Revolving Credit Agreement (of which $1.5 million was originally borrowed at closing).

The foregoing descriptions of the EBC Credit Agreement, the Revolving Credit Agreement, and the Guaranty and Security Agreement, do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, the Revolving Credit Agreement and the Form of Guaranty and Security Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On February 8, 2017, the Company will issue a press release discussing the transactions disclosed in this Current Report on Form 8-K. A copy of which is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description

10.1*	Credit Agreement dated as of February 1, 2017, by and among Vertex Energy Operating, LLC, as the Lead Borrower for the Borrowers named therein, the Guarantors named therein, Encina Business Credit, LLC as Agent and the Lenders party thereto
10.2*	ABL Credit Agreement dated as of February 1, 2017, by and among Vertex Energy Operating, LLC, as the Lead Borrower for the Borrowers named therein, the Guarantors named therein, Encina Business Credit, LLC as Agent and the Lenders party thereto
10.3*	Form of Guaranty and Security Agreement, dated as of February 1, 2017, by and among Vertex Energy Operating, LLC, Bango Oil LLC, Vertex Refining NV, LLC, Vertex Refining OH, LLC, Vertex Merger Sub, LLC, Vertex Refining LA, LLC, Vertex II GP, LLC, Vertex Acquisition Sub, LLC, Cedar Marine Terminals, LP, Vertex Recovery, L.P., Golden State Lubricants Works, LLC, Crossroad Carriers, L.P., Vertex Recovery Management, LLC, Vertex Recovery Management LA, LLC H & H Oil, L.P., and Vertex Energy, Inc. and each other grantor from time to time party thereto and Encina Business Credit, LLC, as Agent
99.1**	Press release dated February 8, 2017

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: February 7, 2017	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

10.1*	Credit Agreement dated as of February 1, 2017, by and among Vertex Energy Operating, LLC, as the Lead Borrower for the Borrowers named therein, the Guarantors named therein, Encina Business Credit, LLC as Agent and the Lenders party thereto
10.2*	ABL Credit Agreement dated as of February 1, 2017, by and among Vertex Energy Operating, LLC, as the Lead Borrower for the Borrowers named therein, the Guarantors named therein, Encina Business Credit, LLC as Agent and the Lenders party thereto
10.3*	Form of Guaranty and Security Agreement, dated as of February 1, 2017, by and among Vertex Energy Operating, LLC, Bango Oil LLC, Vertex Refining NV, LLC, Vertex Refining OH, LLC, Vertex Merger Sub, LLC, Vertex Refining LA, LLC, Vertex II GP, LLC, Vertex Acquisition Sub, LLC, Cedar Marine Terminals, LP, Vertex Recovery, L.P., Golden State Lubricants Works, LLC, Crossroad Carriers, L.P., Vertex Recovery Management, LLC, Vertex Recovery Management LA, LLC H & H Oil, L.P., and Vertex Energy, Inc. and each other grantor from time to time party thereto and Encina Business Credit, LLC, as Agent
99.1**	Press release dated February 8, 2017

* Filed herewith.

** Furnished herewith.